UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2007, Puda Coal, Inc. (the “Company”) entered into a director’s contract with Dr. C. Mark Tang, effective on the same date. Pursuant to the contract, in consideration of his service to the Company as an independent director, Dr. Tang will receive an annual fee of $40,000 in cash and 13,021 shares of common stock of the Company. In addition, the Company will reimburse Dr. Tang for business related travel, meal and other miscellaneous expenses incurred in the performance of his duties for the Company. Pursuant to the contract, the Company should indemnify, defend and hold harmless the director, to the full extent allowed by the law of the State of Florida, and as provided by any charter provision. There has been no material relationship between the Company or its affiliates and Dr. Tang other than Dr. Tang’s appointment as an independent director as described in Item 5.02 below and this director’s contract. The director’s contract is filed as Exhibit 10.1 to this report and is incorporated in this report in its entirety.  The description of the terms and conditions of the contract in this report is modified and supplemented by such reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 9, 2007, the Board of Directors of the Company appointed Dr. C. Mark Tang, age 43, to the Board of Directors as an independent director to fill the vacancy on the Board. Dr. Tang’s term as a director commences on October 9, 2007 and will continue until the next annual meeting of shareholders and until Dr. Tang’s successor has been elected and qualified, or until his earlier resignation or removal from office. Dr. Tang was also appointed to be a member of the audit committee of the Company. Since 2002, Dr. Tang has been the founder and CEO of World Tech Ventures, LLC. From 2004 to 2006, Dr. Tang was also a director of Biotech Commercialization and Instructor at Rutgers University Business School. None of the entities Dr. Tang was employed by is a parent, subsidiary or otherwise an affiliate of the Company. Dr. Tang holds a Ph. D degree in Biochemistry and Molecular Biology from University of California at Riverside and an MBA in Finance from Leonard N. Stern School of Business at New York University. Dr. Tang is not a director of any other public company. Other than the director’s contract with the Company as described in Item 1.01 of this report, Dr. Tang has no arrangement or understanding with any person pursuant to which Dr. Tang was selected as a director, nor is Dr. Tang a party to any material plan, contract or arrangement with the Company or its affiliates or otherwise has any material or family relationship with the Company or its affiliates or officers.

Item 9 Financial Statements and Exhibits

(d)	Exhibits The exhibits listed in the following Exhibit Index are filed as part of this report.

Exhibit No.	Description

10.1	Director’s Contract, dated October 9, 2007, between the Company and C. Mark Tang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: October 9, 2007	By:	/s/ Wenwei Tian
Wenwei Tian
Chief Operating Officer